UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 4, 2016

HESS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	No. 1-1204	No. 13-4921002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 997-8500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In March 2016, the Board of Directors (the “Board”) of Hess Corporation (the “Company”), upon the recommendation of the Compensation and Management Development Committee of the Board (the “Committee”), adopted the 2016 Performance Incentive Plan for Senior Officers (the “Plan”), subject to the requisite stockholder approval. At the Company’s Annual Meeting of Stockholders held on May 4, 2016 (the “2016 Annual Meeting”), stockholders approved the Plan. The Plan is effective for awards made with respect to the 2016 performance year, and for awards made in subsequent years.

The Plan replaces the Performance Incentive Plan for Senior Officers, as amended, which was originally approved by stockholders at the Company’s 2006 annual meeting. The purpose of the Plan is to allow awards of cash incentive compensation and restricted or deferred stock to the chief executive officer and other designated senior officers to meet the qualified performance-based compensation requirements of Section 162(m) of the Internal Revenue Code (the “Code”) and be deductible without regard to the limitations otherwise imposed by Section 162(m) of the Code. The Plan is intended to condition and limit participants’ actual awards based on the performance of the Company, not to increase awards above the levels that the Committee would otherwise approve.

A brief summary of the Plan is included under “Proposal 4: Approval of the 2016 Performance Incentive Plan for Senior Officers” in the Company’s 2016 Proxy Statement (the “2016 Proxy Statement”) filed with the Securities and Exchange Commission on March 24, 2016. The foregoing summary description of the Plan is subject to, and qualified in its entirety by reference to, the full text of the Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company’s 2016 Annual Meeting was held on May 4, 2016. The following is a summary of the matters voted upon at the 2016 Annual Meeting and the voting results for each such matter:

Proposal 1 – Election of Directors. Each of the following eleven director nominees received at least 96.4% of the votes cast and were elected as directors for the ensuing one-year term or until their successors are elected or appointed:

Name	For	Against	Abstain	Broker Non-Votes
Rodney F. Chase	264,491,784	1,997,975	136,980	19,408,612
Terrence J. Checki	262,986,577	3,508,821	131,341	19,408,612
John B. Hess	263,902,769	2,615,011	108,959	19,408,612
Edith E. Holiday	262,351,717	4,149,747	125,275	19,408,612
Risa Lavizzo-Mourey	261,990,652	4,510,823	125,264	19,408,612
David McManus	263,962,490	2,534,670	129,579	19,408,612
Kevin O. Meyers	256,953,711	9,529,882	143,146	19,408,612
John H. Mullin III	264,567,025	1,922,333	137,381	19,408,612
James H. Quigley	264,221,437	2,184,341	220,961	19,408,612
Fredric G. Reynolds	265,806,669	686,909	133,161	19,408,612
William G. Schrader	265,466,229	1,028,756	131,754	19,408,612

Proposal 2 – Advisory Vote on Executive Compensation. The proposal to approve (on an advisory basis) the compensation of the Company’s named executive officers, as disclosed in the 2016 Proxy Statement, received the vote of 96.4% of the shares present in person or represented by proxy and entitled to vote at the meeting.

For	257,006,588
Against	9,281,438
Abstain	338,713
Broker Non-Votes	19,408,612

Proposal 3 – Ratification of Independent Auditors. The proposal to ratify the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2016, received the vote of 99.1% of the shares present in person or represented by proxy and entitled to vote at the meeting.

For	283,568,643
Against	2,337,522
Abstain	129,186

Proposal 4 – Approval of the Performance Incentive Plan for Senior Officers. The proposal to approve the Plan received the vote of 97.5% of the shares present in person or represented by proxy and entitled to vote at the meeting.

For	260,026,901
Against	6,209,211
Abstain	390,627
Broker Non-Votes	19,408,612

Proposal 5 – Stockholder Proposal Regarding Carbon Asset Risk Report. The stockholder proposal recommending that the Company prepare a scenario analysis report regarding carbon asset risk received the vote of 19.2% of the shares present in person or represented by proxy and entitled to vote at the meeting.

For	51,154,310
Against	172,894,644
Abstain	42,577,705
Broker Non-Votes	19,408,612

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit

10.1	2016 Performance Incentive Plan for Senior Officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2016

HESS CORPORATION

By:	/s/ Timothy B. Goodell
Name:	Timothy B. Goodell
Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	2016 Performance Incentive Plan for Senior Officers.